Exhibit 23.2

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the use,  in the  registration  statement  on Form S-1,  of Ares
Ventures Corp., of our report dated October 14, 2008 on our audit of the financial statements of Ares Ventures Corp. as of September 30, 2008, and the related statements of operations, stockholders' equity and cash flows from inception September 25, 2008 through September 30, 2008, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
October 17, 2008



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501